Exhibit 99.3

CONSENT OF HOULIHAN LOKEY CAPITAL, INC.

Board of Directors

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive Suite 900

McLean, Virginia 22102

Re:	Proxy Statement of Primus Telecommunications Group, Incorporated (the “Company”) included in the proxy statement/prospectus, which forms part of the Registration Statement on Form S-4 of the Company (File No. 333- )

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 10, 2010, to the Board of Directors of the Company included as Annex C to the joint proxy statement/prospectus (the “Proxy Statement”), which forms part of the registration statement on Form S-4 of the Company (File No. 333-                    ) (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof and the references to our firm and our opinion in such Proxy Statement under the headings “SUMMARY—Opinion of Primus’s Financial Advisor,” “THE MERGER—Background of the Merger,” “THE MERGER—Reasons for the Merger—Primus,” and “THE MERGER—Opinion of Primus’s Financial Advisor.” The foregoing consent applies only to the Proxy Statement included in the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: December 20, 2010

/s/ HOULIHAN LOKEY CAPITAL, INC.